Exhibit 99.1

Integral Systems Announces Financial Results for the Second Quarter of Fiscal Year 2009

Revenue and Gross Margin Remain Strong - Overhead Costs Driven by Infrastructure Investment

LANHAM, Md., May 4 /PRNewswire-FirstCall/ — Integral Systems, Inc. (Nasdaq: ISYS) (“Company”) today reported financial results for the second quarter of fiscal 2009.

Revenue for the quarter was $42.8 million, up 13.4% over 2008. Gross margin for the quarter was 38.2% compared to 28.8% for the same period last year. Second quarter 2009 income from operations was $4.2 million compared to $4.4 million recorded in the second quarter of the last fiscal year. The decline in operating income reflects higher selling, general, and administrative (SG&A) costs. Diluted earnings per share for the second quarter of 2009 was $0.15 compared to $0.16 per share for the second quarter of fiscal 2008.

Year-to-date revenue was $81.2 million, up 13.4% over 2008. Gross margin for the first two quarters of 2009 was 36.6% compared to 32.7% for the same period last year. Year-to-date operating income declined $4.2 million over 2008 due to higher SG&A expenses. Year-to-date 2009 earnings per share was $0.21 compared to $0.43 per share in 2008.

The higher SG&A costs that the Company has experienced this year are the result of conscious efforts to solidify the Company’s infrastructure, build a robust business development function, and ensure compliance in all material respects in the Company’s financial, information systems, security, and quality control operations.

QUARTER HIGHLIGHTS

•	Awarded contract with B-SAT to provide turnkey satellite control system

•	Awarded contract with Mitsubishi Electronic Corporation to provide integrated environment for satellite operations and mission analysis

•	Awarded NOAA contract modification to complete the modernization of the Polar Acquisition and Control Subsystem (PACS) command, control, and communications ground system

•	Awarded CCS-C two-year contract extension

•	Acquired satID intellectual property and assets

•	Achieved CMMI Maturity Level 3 certification for Government Systems Group

•	Completed contractor purchasing systems review (CPSR) resulting in approved purchasing system for government contracting

•	Established Integral Systems Europe - United Kingdom, bringing earth station and antenna integration capability to the Integral Systems family

“We are encouraged by our revenue and gross profit growth given the current economic climate,” said John Higginbotham, Chief Executive Officer of Integral Systems. “The increased SG&A costs relate to nearly completed compliance initiatives and investments made to expand business development activities. We are diligently managing the Company’s cost structure to minimize discretionary expenditures and drive efficiency across the organization.”

Higginbotham concluded, “We continue to see significant new opportunities in our core markets and are making excellent progress in growing them both here and abroad. Looking ahead, the new business opportunity pipeline is robust and lays the foundation for solid bookings for the rest of this fiscal year and into fiscal year 2010.”

Mr. Higginbotham, Chief Executive Officer, and Mr. William Bambarger, the Company’s Chief Financial Officer, will host the Company’s second quarter earnings results conference call today, May 4, 2009, at 11:00 AM EDT. Interested parties are invited to join the call by calling 800-920-9723, ID number 21421850. A replay of the conference call can be heard from 1:00 PM ET Monday, May 4, 2009 through 1:00 PM ET Wednesday, May 6, 2009 by dialing 800-633-8284 or 402-977-9140. Ask for reservation number 21421850.

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., applies more than 25 years experience to provide integrated technology solutions for SATCOM-interfaced networks. Customers have relied on the Integral Systems family of companies (Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic, and SAT Corporation) to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA, and nearly every satellite operator in the world. Integral Systems is listed in Forbes’ Top 200 Small Companies in America for 2008. For more information visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s financial projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 27, 2009 and September 30, 2008

(in thousands of dollars, except share amounts)

	March 27, 2009	September 30, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,233	$15,026
Accounts receivable, net of allowance for doubtful accounts	13,490	16,688
Unbilled revenues	28,046	18,656
Prepaid expenses and other current assets	3,314	2,542
Income tax receivable	6,369	4,782
Deferred contract costs	5,940	6,558
Inventory	9,718	7,237

Total current assets	69,110	71,489

Property and equipment, net	19,816	17,634
Goodwill	54,075	51,414
Intangible assets, net	7,182	—
Other assets	10,883	6,666

Total assets	$161,066	$147,203

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$6,039	$7,163
Accrued expenses	15,342	16,650
Short term debt	12,602	—
Deferred revenue	11,075	12,403

Total current liabilities	45,058	36,216

Other non-current liabilities	402	946

Total liabilities	45,460	37,162

Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized, and 17,269,109 and 17,246,034 shares issued and outstanding at March 27, 2009 and September 30, 2008, respectively	173	173
Additional paid-in capital	64,512	62,608
Retained earnings	50,919	47,249
Accumulated other comprehensive income	2	11
Total stockholders’ equity	115,606	110,041

Total liabilities and stockholders’ equity	$161,066	$147,203

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	March 27,	March 31,	March 27,	March 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenue	$42,768	$37,704	$81,238	$71,664

Cost of revenue	26,444	26,828	51,493	48,240

Gross profit	16,324	10,876	29,745	23,424

Operating expense:
Selling, general & administrative	11,307	5,882	22,833	12,402
Research & development	773	618	1,368	1,328

Total operating expense	12,080	6,500	24,201	13,730

Income from operations	4,244	4,376	5,544	9,694

Other income, net	(72)	265	(65)	200

Income before income taxes	4,172	4,641	5,479	9,894

Provision for income taxes	1,527	1,601	1,809	1,802

Net income	$2,645	$3,040	$3,670	$8,092

Comprehensive income:
Cumulative currency translation adjustment	(33)	88	(9)	36

Total comprehensive income	$2,612	$3,128	$3,661	$8,128

Weighted average number of common shares - Basic	17,298	18,334	17,289	18,548

Earnings per share - Basic	$0.15	$0.17	$0.21	$0.44

Weighted average number of common shares - Diluted	17,333	18,496	17,394	18,680

Earnings per share - Diluted	$0.15	$0.16	$0.21	$0.43

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	March 27, 2009	March 31, 2008	March 27, 2009	March 31, 2008
	(unaudited)		(unaudited)
Revenue:
Government Systems	$24,039	$20,108	$42,061	$35,550
Commercial Systems	5,563	4,391	11,672	9,717
Space Communications Systems	15,464	15,052	31,516	29,388
Elimination of intersegment sales	(2,298)	(1,847)	(4,011)	(2,991)

Total revenue	42,768	37,704	81,238	71,664

Cost of revenue:
Government Systems	14,975	16,236	28,725	27,655
Commercial Systems	4,224	3,366	8,947	6,697
Space Communications Systems	9,543	9,073	17,832	16,879
Elimination of intersegment sales	(2,298)	(1,847)	(4,011)	(2,991)

Total cost of revenue	26,444	26,828	51,493	48,240

Gross profit:
Government Systems	9,064	3,872	13,336	7,895
Gross Margin	37.7%	19.3%	31.7%	22.2%
Commercial Systems	1,339	1,025	2,725	3,020
Gross Margin	24.1%	23.3%	23.3%	31.1%
Space Communications Systems	5,921	5,979	13,684	12,509
Gross Margin	38.3%	39.7%	43.4%	42.6%

Total gross profit	16,324	10,876	29,745	23,424

Gross Margin	38.2%	28.8%	36.6%	32.7%

Operating expense:
Government Systems	5,108	2,487	10,538	5,917
Commercial Systems	1,256	1,127	2,378	2,266
Space Communications Systems	5,716	2,886	11,285	5,547

Total operating expense	12,080	6,500	24,201	13,730

Income from operations:
Government Systems	3,956	1,385	2,798	1,978
Operating margin	16.5%	6.9%	6.7%	5.6%
Commercial Systems	83	(102)	347	754
Operating margin	1.5%	-2.3%	3.0%	7.8%
Space Communications Systems	205	3,093	2,399	6,962
Operating margin	1.3%	20.5%	7.6%	23.7%

Total income from operations	$4,244	$4,376	$5,544	$9,694

Operating margin	9.9%	11.6%	6.8%	13.5%

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	Six Months Ended
	March 27, 2009	March 31, 2008
	(Unaudited)
Cash flows from operating activities:
Net income	$3,670	$8,092
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,637	1,042
Bad debt expense	6	(150)
Stock-based compensation	1,649	369
Changes in operating assets and liabilities
Accounts receivable	3,527	(4,799)
Unbilled revenue	(13,612)	7,133
Prepaid expenses and other current assets	(686)	410
Deferred contract costs	618	(5,466)
Inventories	(1,850)	(1,330)
Income taxes receivable	(2,142)	(2,212)
Accounts payable	(1,115)	(2,040)
Accrued expenses	(1,302)	318
Deferred revenue	(1,509)	6,578
Other	238	—

Net cash (used in) provided by operating activities	(10,871)	7,945

Cash flows from investing activities:
Acquisitions of fixed assets	(1,554)	(2,133)
Acquisition of satID	(10,941)	—
Other investing activities	—	557

Net cash used in investing activities	(12,495)	(1,576)

Cash flows from financing activities:
Proceeds from issuance of common stock	76	2,566
Common stock repurchases	—	(23,501)
Employee stock purchases	178	—
Proceeds from line of credit borrowing	10,311	—
Payments on capital lease obligations	(11)	—

Net cash provided by (used in) financing activities	10,554	(20,935)

Net decrease in cash and cash equivalents	(12,812)	(14,566)
Effect of exchange rate changes on cash	19	(20)
Cash and cash equivalents - beginning of period	15,026	23,894

Cash and cash equivalents - end of period	$2,233	$9,308

Supplemental disclosures of cash flow information:
Income taxes paid	$3,290	$4,012
Interest expense paid	$8	$4

CONTACT: Bill Bambarger, Chief Financial Officer, +1-301-731-4233, Ext. 1244; or Media: Kathryn Herr, Vice President, Marketing and Communications, +1-301-731-4233, Ext. 1104, kherr@integ.com, both of Integral Systems, Inc.